CONEXUS CORP. A TRANSFORMATIVE CATTLE COMPANY Introductory Presentation May 2014

SAFE HARBOR STATEMENT This presentation contains “forward - looking statements” within the meaning of the “safe - harbor” provisions of the Securities Litigation Reform Act of 1995 . Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, and other factors . Accordingly, although the Company believes that the expectations reflected in such forward - looking statements are reasonable, there can be no assurance that such expectations will prove to be correct . The Company has no obligation to update the forward - looking information contained in this presentation .

CONEXUS OBJECTIVES Conexus has been established to introduce a new model to cow/calf operations bringing greater efficiency, profitability and scale to this highly fragmented segment of the animal agriculture industry. • Establish Conexus as one of the largest cattle ranchers in the United States • The Conexus shared economy business model is based upon: • a contract ranching model similar to the well - established contract relationships in other segments of animal agriculture • owning animals rather than land • leading the consolidation of this segment of the beef market achieving significant scale • applying operating discipline and standard procedures enhancing profitability

SCOPE OF OPPORTUNITY Contrary to the popular and romantic imagination cattle production is not concentrated on the “wide open spaces” of the American west. • Domestic production base of over 29 million head of beef cows • Throughout the U.S. there are over 725,000 ranches • Average ranch has a herd size of 40 head • Top 25 cow/calf producers represent less than 1% of the market • 12 operators with over 10,000 head • largest producer’s herd is approximately 42,000 head • Conexus’s targeted geography contains 52% of the nation’s cow/calf operations

THE BEEF CATTLE INDUSTRY Conexus’ focus is in the initial links in the chain. Our operating focus in on the breeding of cattle, our business model and scale allows us to disintermediate and realize profit from all steps up to the feedlot. Seedstock Cow/Calf Ranches Sale barn Stocker/Backgroundi ng Feedlot Packer Processor Consumer Order - buyer

CONEXUS OPERATING SEGMENT, THE COW/CALF SEGMENT • Breeding cows • One breeding/year • 9 - month gestation • Maintaining mother & calf • graze on pasture • supplemental feed as needed due to weather, or season • veterinary care • Weaning calves and feeding until ideal health and size for the feedlot

CONEXUS BUSINESS MODEL The business model is predicated on establishing cattleman/partner relationships based upon the contract farming model well established in the swine and poultry industries. Conexus purchases cows, not the land, from the cattleman Cattleman and Conexus enter into a contractual relationship whereby the rancher monitors the herd on a daily basis. Cattleman receives a monthly fee, with bonus potential, based on the number of animals on their property. Conexus provides management, genetics, and all non - forage nutrients, supplements and vitamins. Cattleman/Landowner and Conexus work together under well documented SOP’s

CATTLEMAN/PARTNER MOTIVATION • Aging Cattleman Population • Deleverage • Stability of Earnings • Younger Cattleman Lacking Capital Source: Iowa State and Management Estimates Estimated Cattlemen Returns - Conexus Business Model

BEEF SUPPLY CHAIN Conexus will benefit from disintermediation, the application of SOP’s and achieving scale. Seedstock Cow/Calf Ranches Feedlot Packer Processor Consumer Sale barn Order - buyer Stocker/Backgroundi ng Custom Genetics

ECONOMIC BENEFITS OF THE CONEXUS BUSINESS MODEL Conexus estimates that over $450/head of value is available as a result of the application of our SOP’s, disintermediation and the benefits of scale. CATEGORY AMOUNT/HEAD SEEDSTOCK/GENETICS $100 COW/CALF MANAGEMENT Health $44.00 Lot Size $33.00 Breed $2.75 Castration $8.25 STOCKER/BACKGROUNDING $50.00 SALE BARN DISINTERMEDIATION Shrink/Weight Loss $88.10 Commissions $59.88 ORDER BUYER COMMISSIONS $11.31 CARCASS QUALITY $45.00 CULL COW MANAGEMENT $12.55

TARGET GEOGRAPHY • 398,000 cow/calf operations • 55% of all cow/calf operations • 47% of total national herd • Average ranch size of 34 head • 35 - 54 inches of rain annually • Topography suited for grazing rather than cash crops

KEY INDUSTRY TRENDS Aging Producer Base Feedlots growing emphasis on supply chain management Packers & Consumers demanding knowledge of animal origin and care Requirements of Feedlots, Packers & Consumers combine to require healthier, pre - conditioned (larger) animals delivered to the feedlots, supported by documentation Well - managed, well documented (traceable) animals command premium pricing Positive trend in cow/calf margins

REQUIREMENTS & RESULTS In order to become a top 5 producer approximately $18 million of equity and an equal amount of debt is required over a 3 year period. The Conexus breeding herd builds to 15,000 head over 3 years. Assuming no further growth at the end of year 4 over 75% of the debt will have been repaid. EBITDA will reach approximately $10 million, representing approximately 50% of revenue